November 17, 2005 Credit Suisse First Boston Leveraged Finance Media & Telecom Conference Steve Childers - Chief Financial Officer

Regulation G and Safe Harbor Regulation G This presentation contains disclosures regarding our "adjusted EBIDTA", cash available to pay dividends and "total net debt to last 12-month adjusted EBITDA", both of which are non-GAAP financial measures as defined by Regulation G of the rules of the Securities and Exchange Commission. For a description of the reasons the company uses these measures and a reconciliation of the non-GAAP financial measures to the equivalent GAAP equivalents see GAAP reconciliation beginning on page 25. Forward-Looking Statements This presentation contains forward-looking statements regarding future events and the future performance of Consolidated Communications Holdings, Inc. that involve risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, economic conditions, customer demand, increased competition in the relevant market and others. Please see the section entitled "Risk Factors" in our prospectus dated July 21, 2005, as well as the documents that we file from time to time with the Securities and Exchange Commission, such as the Company's Form 10-Q for the quarter ended September 30, 2005, which contain additional important factors that could cause our actual results to differ from our current expectations and from the forward-looking statements discussed during in this presentation. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

Investment Highlights Attractive Markets and Limited Competition Stable Local Telephone Business Bundled Service Offerings Favorable Regulatory Environment Technologically Advanced Network Experienced Management Team

Company Overview 15th largest Rural Local Exchange Carrier in the U.S. with operations in Illinois and Texas, serving approximately 245,000 local access lines Providing local, long distance, internet and data services Triple play capabilities in Illinois 36,051 DSL subscribers, representing 14.7% penetration 67% residential, 33% business Note: All references to "LTM" refer to the 12-month period ended Sept. 30, 2005. Strength in telephone operations drives financial results LTM total revenues $318.8 million LTM total Adjusted EBITDA $136.5 million Third quarter Cash Available to Pay Dividends $16.7 million

More Than 100 Years of Operations Mattoon Telephone Co. founded by Dr. I.A. Lumpkin 1894 1898 Lufkin- Conroe founded 1984 1987 2005 1997 2002 2000 1996 2004 Consolidated Communications Inc. was formed and non-regulated businesses incorporated from 1984-1989 ICTC is the first to deploy fiber in Illinois CCI acquired by McLeodUSA VoIP deployed in Texas TXUCV acquires Lufkin- Conroe Lumpkin, Providence and Spectrum acquire CCI TXUCV acquires Fort Bend 1914 Fort Bend Telephone founded Mattoon Telephone Co. founded by Dr. I.A. Lumpkin CCI acquires TXUCV Consolidated completes IPO

Stable Rural Markets in Illinois & Lufkin, Texas Source: US Census Bureau for population statistics. Illinois Texas

Growing Suburban / Rural Markets in Katy & Conroe, Texas Source: US Census Bureau for population statistics. High Growth & Income Texas

The company has successfully managed wireless competition since the late 1980s Cable companies have not marketed a voice product in CCI's markets Marketing, customer service and technology initiatives have been designed to minimize competitive traction Limited Competition CCI's strategy has been to minimize competition from wireless and cable companies by providing "sticky" bundled service offerings and exemplary customer service National and regional wireless carriers No CLEC activity Charter and Mediacom National wireless carriers Limited CLEC activity Time Warner, Classic Cable, Cox, Shaw and StreamGate Illinois Texas

Favorable Regulatory Environment Illinois Texas Federal CCI rate of return ("ROR") (11.25%) regulatory option supports recovery of investments utilized in the provision of interstate network services CCI receives Federal USF in support of high cost areas The company's Texas RLECs elected incentive regulation Texas USF offsets comparatively low rates Current Texas telecom rules extended to 2007 Telecom reform legislation enacted September 7, 2005 The company's Illinois RLEC earns at the authorized ROR (13.3%) Does not qualify for the Illinois USF Current Illinois telecom rules extended to 2007 Because CCI is in just 2 states, it is able to develop strong working relationships with its regulators.

Experienced & Operations-Focused Management Team Executive Title Telecom Experience Bob Currey President & CEO 35 Years Steve Childers Chief Financial Officer 17 Years Joe Dively Sr. VP & President of IL Telephone Ops 18 Years Steve Shirar Sr. VP & President of Enterprise Units 20 Years Bob Udell Sr. VP & President of TX Telephone Ops 17 Years Chris Young Chief Information Officer 17 Years Richard Lumpkin Chairman 44 Years CCI Date of Initial Hire 1990 1986 1991 1996 1993 1985 1963

Executing on our Strategy 11 Sustain and grow Cash flow Increase revenue per customer Improve operating efficiency Pursue selective acquisitions Maintain effective capital deployment

CCI will continue to focus on increasing revenues per customer by driving service bundle subscriptions: Increasing DSL penetration, 14.7% as of September 30, 2005 vs. 9.5% as of September 30, 2004 and 13.4% as of June 30, 2005 Increasing sales of value-added services Providing new services, like video, which CCI launched in January 2005 in selected Illinois markets Increasing Revenue DSL Subs No. of Customers with Bundles 47.8% Growth 21.8% Growth

Increasing Revenue 57.8% CAGR DSL is a key component of the bundle Reduces churn High-margin product Minimizes broadband competition, including cable and competitive VOIP 14.7% current penetration Penetration 2.5% 4.2% 6.3% 10.8% 14.7% 2001 2002 2004 2003 09/30/2005

Increasing Revenue Illinois Triple Play - IPTV Voice, Video & Data Incremental Product Rollout Leverages existing resources and network IP Backbone/ADSL 2+ Future CapEx is success based Gateway set top box is tested and ready for full launch Full marketing launch in August in selected Illinois markets Will enhance the value of the bundle and deepen customer relationships 1,053 video subscribers as of 9/30/2005 Approximately 19,000 homes passed

Stable Customer Base Notes: 1) Total connections is equal to access lines plus DSL subscribers. 2) September 30, 2005 local access line count reflects a nine-month decrease of 10,306 lines, which included the migration of 4,708 MCIMetro's Internet service provider (ISP) lines from primary rate interface facilities and local T-1 facilities to interconnection trunks. Because these lines did not generate long distance, access or subsidy revenue, the revenue loss associated with the migration is expected to be approximately one-fifth the impact of the same number of commercial access lines. CCI's total connections have grown year-over-year, with more than 8,000 new connections (net) since 2001 2005 results reflect impact of MCI ISP regrooming (see note #2) Second lines are 1/3 of residential line loss since January 1, 2005

Irving office closed June 30, 2005 Benefits rationalization Network operating center (NOC) integration Billing & customer care platform: phase 1 complete; phase 2 underway; phase 3 projected to complete mid 2007 Phase II Platform Consolidation Integration Creates Potential for Greater Operating Efficiencies From closing (April 14, 2004) through September 30, 2005, CCI eliminated 165 positions Phase I Integration Customer service center integration Network administration center integration Network maintenance and technology personnel reductions Supply chain and purchasing improvements Corporate function reduction Phase III Workgroup Consolidation ? ?

Headcount Reductions Increasing Efficiencies Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Total Headcount 1400 1321 1308 1305 1280 1237 1235

Effective Capital Deployment Since Jan. 1, 2003, the company has invested $73.5 million in its network, including its core IP backbone and softswitch technology, which enables video and VOIP Fiber network connects 54 of 56 of the company's exchanges, serving over 99.6% of all access lines 90%+ of total access lines are DSL-capable Network supports speeds up to 6 megabits per second, as required by consumer demand Installed digital television headend to provide video in Illinois markets CCI's advanced network is a key part of its strategy to retain customers and increase revenue through bundling

Acquisition Philosophy Attractiveness of the markets Quality of the network The company's ability to integrate the acquired company efficiently Potential operating synergies The potential of any proposed transaction to permit increased dividends on the company's common stock CCI has a proven track record of successful business integrations CCI will continue to monitor and potentially pursue select acquisition opportunities based on the following criteria:

Solid Financial Results . . . Since 2003, LTM Adjusted EBITDA has grown $15.5 million or 12.8% Revenues Adjusted EBITDA $121.0M $139.0M $136.5M Telephone Ops 98.3%

Driving Results - 9 month 2005 Results ($ in millions, except lines) Strong revenues and Adjusted EBITDA 2004 and 2005 results include $5.4M and $1.6M in prior period subsidy revenue and $3.7M and $0.8M partnership distributions, respectively 2005 results include a $2.7M litigation settlement DSL connections increased 47.8% 2005 total connections reflect a 4,708 reduction associated with ISP regrooming Integration efforts on track, $5.4M incurred YTD As of 9/30/05, Net debt/LTM adjusted EBITDA = 3.9X (4) For the Nine Months Ended Revenue for September 30, 2004 includes the results for CCI Texas as if the acquisition had occurred on January 1, 2004 Excludes one-time $7.9M pension curtailment gain See Appendix for calculation. Reflects total for the three months ended September 30, 2005 only. See Appendix for calculation

2005 IPO & Debt Transactions IPO closed July 27, generating gross proceeds of $78.0 million Term loan A & C of $419.9 converted to $425.0 million term loan D facility On November 14, 2005, initiated the process to re-price the term loan D facility Balance sheet was de-levered by $69.0 million with redemption of $65.0 million of senior notes and decrease in other long-term borrowings Intend to redeem additional $5.0 million of senior notes by year-end Net increase of $150.0 million in hedge position will bring total fixed term debt to $360.0 million, or 85% Upon the closing of the TXUCV acquisition in April 2004, we were levered at approximately 5.3x with total debt of $637.0 million At September 30, 2005, we were levered at 3.9x with total debt of $560.0 million

Investment Highlights Attractive Markets and Limited Competition Stable Local Telephone Business Bundled Service Offerings Favorable Regulatory Environment Technologically Advanced Network Experienced Management Team

Appendix

GAAP Reconciliation This presentation includes disclosures regarding "Adjusted EBITDA", "cash available to pay dividends" and "total net debt to last 12- month Adjusted EBITDA ratio", all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow. Adjusted EBITDA, which corresponds to pro forma Bank EBITDA as used and defined in the prospectus dated July 21, 2005 filed in connection with the IPO, is comprised of historical EBITDA, as adjusted to give effect to the TXUCV acquisition and certain other adjustments permitted and contemplated by our amended and restated credit facilities. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis, without giving effect to the TXUCV acquisition, the IPO and the related transactions. We believe net cash provided by operating activities is the most directly comparable financial measure to EBITDA under GAAP. EBITDA is a non-GAAP financial measure. To give pro forma effect to the TXUCV acquisition as if it had occurred on the first day of the periods presented, we have made two sets of adjustments. First, because the operating results of TXUCV are not reflected in our historical EBITDA and financial results for the period prior to the date of its acquisition (January 1, 2004 through April 13, 2004), TXUCV's historical EBITDA for this period has been added to our historical EBITDA. Second, we made pro forma adjustments to the selling, general and administrative expenses to reflect (1) a reduction in costs due to the termination of certain TXUCV employees upon the closing of the acquisition and (2) incremental professional service fees paid to certain equity investors pursuant to a new professional services agreement entered into in connection with the TXUCV acquisition. Finally, when calculating EBITDA in accordance with our credit agreement, the credit agreement permits us to exclude the effect of certain items. Each of these adjustments is described in the footnotes to the attached reconciliations. Cash available to pay dividends represents Adjusted EBITDA, less (1) cash interest expense (after giving pro forma effect to the IPO as if it had been completed on July 1, 2005), (2) capital expenditures and (3) cash taxes.

GAAP Reconciliation We present Adjusted EBITDA and cash available to pay dividends for several reasons. Management believes Adjusted EBITDA and cash available to pay dividends are useful as a means to evaluate our ability to fund our estimated cash needs (including interest on our debt) and pay dividends. In addition, we have presented Adjusted EBITDA and cash available to pay dividends to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also a components of the restrictive covenants and financial ratios contained in the agreements governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA and cash available to pay dividends after giving effect to specified charges. As a result, management believes the presentation of Adjusted EBITDA and cash available to pay dividends as supplemented by these other items provides important additional information to investors. In addition, Adjusted EBITDA and cash available to pay dividends provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in the agreements governing our debt and to measure our ability to service and repay debt. While we use Adjusted EBITDA and cash available to pay dividends in managing and analyzing our business and financial condition and believe they are useful to our management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit facility. Finally, Adjusted EBITDA and cash available to pay dividends do not include approximately $1.0 million in incremental, ongoing expenses associated with being a public company. Because Adjusted EBITDA is a component of the ratio of total net debt to last 12-month Adjusted EBITDA, it is subject to the material limitations discussed above, and the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar- for-dollar basis. Management believes that this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future and to assist investors, securities analysts and other interested parties in evaluating the companies in our industry. For a more detailed discussion of these and other limitations on the use of these non-GAAP financial measures, please see the section entitled "Dividend Policy and Restrictions" in our prospectus dated July 21, 2005.

GAAP Reconciliation (Cont'd) See footnotes on next page

GAAP Reconciliation (Cont'd) Footnotes for Adjusted EBITDA 1. Consolidated's EBITDA is defined as net earnings (loss) before interest expense, income taxes, depreciation and amortization on an historical basis, without giving effect to the TXUCV acquisition. 2. CCI Texas EBITDA represents the EBITDA of TXUCV for the period from January 1, 2004 through April 13, 2004, since the operating results of TXUCV are not reflected in our historical EBITDA for the periods prior to acquisition on April 13, 2004. 3. Pro forma EBITDA represents our historical EBITDA as adjusted for the TXUCV acquisition. 4. During 2004 TXUCV incurred costs, which, due to the unusual and non-recurring nature of these expenses, are excluded from Adjusted EBITDA. These expenses include retention bonuses to keep key employees to run its day-to-day operations while it was being prepared for sale; severance costs primarily associated with employee terminations associated with the TXUCV acquisition; and other costs associated with its sale. 5. In connection with the TXUCV acquisition, we are incurring certain one-time expenses associated with integrating and restructuring the Texas and Illinois businesses. Because of the unusual and non-recurring nature of these expenses, they are excluded from Adjusted EBITDA. 6. Represents the aggregate professional service fees paid to certain equity investors prior to our initial public offering. Upon closing of the initial public offering, these agreements terminated. 7. Other, net includes the equity earnings from our investments, dividend income and certain other miscellaneous non-operating items. Key man life insurance proceeds of $2,780 received in June 2005 are not deducted to arrive at other,net. 8. For purposes of calculating Adjusted EBITDA, we include all dividends and other distributions received from our cellular partnership investments. Partnership distributions included in the calculation of Adjusted EBITDA assumes that the TXUCV acquisition occurred on the first day of the periods presented. 9. Represents a one-time, non-cash $7.9 million curtailment gain associated with the amendment of our retirement plan. The gain was recorded in general and administrative expenses. However, because the gain is non-cash and non-recurring, it is excluded from adjusted EBITDA. 10. Represents a non-cash charge of $11.6 million to recognize impairment of intangible assets. The charge was recorded in general and administrative expenses. However, because the charge is non-cash and non-recurring, it is excluded from adjusted EBITDA. 11. Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are being excluded from adjusted EBITDA. In connection with the IPO and related transactions, the Plan was modified.

Cash Available to Pay Dividends